Exhibit 3.57

AMENDED AND RESTATED CERTIFICATE

OF LIMITED PARTNERSHIP OF PASCO COGEN, LTD.

The undersigned, constituting all of the general partners of Pasco Cogen, Ltd., a Florida limited partnership, (the “Limited Partnership”) hereby execute this Amended and Restated Certificate of Limited Partnership filed pursuant to Section 620.109, Florida Statutes.

WHEREAS, Peoples Cogeneration Company and Gator Gas Marketing, Inc., were the original general partners (“Original General Partners”) of the Limited Partnership and filed the original Certificate of Limited Partnership on March 13, 1991 (“the Original Certificate”); and

WHEREAS, the Original Certificate was amended on October 15, 1991, to replace the Original General Partners with PAS Power Co. and NCP Dade Power Incorporated (“General Partners”) and to indicate a change of address for the Limited Partnership;

WHEREAS, the Certificate was amended and restated on July 21, 1993; and

WHEREAS, the Partnership desires to further amend the certificate of limited partnership to reflect the removal of a General Partner, the addition of a new General Partner, a change in the address for the Limited Partnership and NCP Dade Power Incorporated, and the appointment of a new registered agent for the Limited Partnership;

WHEREAS, the Partnership desires to restate the Certificate of Limited Partnership to reflect all amendments made thereto.

NOW THEREFORE, the General Partners do hereby certify as follows:

1.             The name of the Limited Partnership is:

Pasco Cogen, Ltd.

2.             The date of filing the Certificate of Limited Partnership is:

March 13, 1991

3.             The mailing address for the Limited Partnership is:

702 North Franklin Street Plaza 8 Tampa, FL 33602

4.             The address of the record keeping office of the Limited Partnership, where the records required by Section 620.106, Florida Statutes are to be kept, is:

702 North Franklin Street Plaza 8 Tampa, FL 33602

5.             The name and address of the agent for service of process for the Limited Partnership is:

Sheila M. McDevitt c/o TECO Power Services Corporation 702 N. Franklin Street Tampa, FL 33602

6.             The latest date upon which the Limited Partnership is to dissolve is:

December 31, 2015

7.             PAS Power Co. has withdrawn as a General Partner.

8.             Pasco Project Investment Partnership, Ltd., a Florida limited partnership (No. A97000001234 ) has been admitted as a new General Partner.

9.             The name and address of the General Partners of the Limited Partnership are:

Pasco Project Investment Partnership, Ltd.	NCP Dade Power Incorporated
800 East Northwest Highway	c/o GPU International
Suite 203	One Upper Pond Road
Mount Prospect, Illinois 60056	Parsippany, New Jersey 07054

IN WITNESS WHEREOF, the undersigned General Partners have duly executed this Amendment and Restated Certificate of Limited Partnership this 26 day of August, 1997.

PASCO PROJECT INVESTMENT PARTNERSHIP, LTD.
By: Pasco Power GP, Inc., its General Partner

/s/ Robert W. Herrman
Name:	Robert W. Herrman
Title:	President

NCP DADE POWER INCORPORATED
General Partner

/s/ Bruce L. Levy
Name:	Bruce L. Levy
Title:	President